UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2009

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective May 8, 2009, Eamonn P. Hobbs resigned as a member of the board of directors of AngioDynamics, Inc. (“AngioDynamics”).  Mr. Hobbs’ resignation was not the result of any disagreement with AngioDynamics.

On May 11, 2009, AngioDynamics’ Board of Directors appointed Jan Keltjens, President and CEO, to the board to fill the vacancy created by Mr. Hobbs’ resignation.  Mr. Keltjens was appointed to the class of directors whose term expires at AngioDynamics’ 2009 annual meeting.  The material terms of Mr. Keltjens’ employment arrangement with AngioDynamics were disclosed in AngioDynamics’ Current Report on Form 8-K, filed with the Securities Exchange Commission on January 23, 2009 (the “January 23, 2009 8-K”).

In addition, on May 11, 2009, AngioDynamics’ board of directors agreed to pay Mr. Hobbs an advance of $200,000 against the amount owed to Mr. Hobbs pursuant to Section 7 of the employment agreement, dated January 20, 2009, between AngioDynamics and Mr. Hobbs.  The material terms of the employment agreement were disclosed in, and a copy of the employment agreement was filed as Exhibit 10.5 to, the January 23, 2009 8-K.

Item 7.01 – Regulation FD Disclosure.

On May 11, 2009, AngioDynamics issued a press release announcing the appointment of Mr. Keltjens to AngioDynamics’ board of directors.  A copy of the Press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: May 11, 2009	By:	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 11, 2009.